EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-27713) of SMC Corporation of our report dated February 10, 1999 appearing on page F-1 of this Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Portland, Oregon
March 29, 1999